                                                                    Exhibit 99.1



MEDIA CONTACT:    WILLIAM FULLER            ANALYST CONTACT: VERNON L. PATTERSON
                  216.689.8140                               216.689.0520

KEY MEDIA                                   INVESTOR RELATIONS
NEWSROOM:         www.Key.com/newsroom      INFORMATION:    www.Key.com/ir

FOR IMMEDIATE RELEASE

                   KEYCORP REPORTS THIRD QUARTER 2001 EARNINGS

-        CORE EPS OF $0.58
-        NET INTEREST MARGIN STRONG
-        EXPENSE DISCIPLINE IN PLACE

CLEVELAND, October 17, 2001 - KeyCorp (NYSE: KEY) today announced third quarter net income of $249 million, or $0.58 per diluted common share on both a core and reported basis. These results compare with core net income of $245 million, or $0.57 per share, for the third quarter of 2000.

         Third quarter 2001 results are not directly comparable to those reported for the previous quarter. Last quarter's reported results amounted to a net loss of $160 million, or $0.38 per share, due to significant charges recorded in connection with the implementation of strategic actions announced in May.

         "I am encouraged by Key's third quarter performance," said Chairman and Chief Executive Officer Henry L. Meyer III. "We improved our results despite a sluggish economy, which weakened further after the events of September 11. Relative to last quarter, core revenue increased by 5 percent, even though loan demand fell and softness continued in our market-sensitive businesses. This growth was driven by an improved net interest margin, which produced record net interest income. We also began to see an increase in core noninterest income from the implementation of various revenue-generating ideas associated with PEG, the corporate-wide competitiveness initiative we announced last fall.

         "Moreover, core noninterest expense decreased for the third consecutive quarter. This disciplined expense management is a direct result of our competitiveness initiative. The lasting benefits derived from PEG will provide Key with a competitive advantage in the event of a prolonged economic downturn."

KEYCORP REPORTS THIRD QUARTER 2001 EARNINGS
OCTOBER 17, 2001
PAGE 2




SUMMARY OF CONSOLIDATED RESULTS

         Net interest income for the third quarter of 2001 was a record $724 million and represented an $11 million increase from the previous quarter. This growth resulted from a higher net interest margin, which was largely attributable to continued improvement in loan spreads and declining short-term interest rates.

         Noninterest income of $454 million for the third quarter of 2001 was significantly higher than the $398 million earned in the prior quarter. Excluding the $40 million charge recorded in the second quarter for losses incurred on the residual values of leased vehicles, noninterest income grew by $16 million. This improvement was achieved despite the effects of continued economic weakness on Key's market-sensitive revenues and was largely attributable to increases in service charges on deposit accounts and net gains from loan sales and securitizations. Net securitization gains were driven by Key's annual education loan securitization. The increase in deposit service charges reflects the implementation of pricing changes made in connection with Key's competitiveness initiative.

         Key's noninterest expense totaled $683 million for the third quarter of 2001, compared with core noninterest expense of $686 million for the prior quarter. The improvement from the second quarter was driven by reduced personnel expense, offset in part by higher costs for professional services.

ASSET QUALITY

         Key's provision for loan losses was $116 million for the third quarter of 2001, compared with $401 million for the second quarter. Included in the second quarter amount is an additional provision recorded in connection with Key's decision to eliminate nonrelationship lending in the leveraged financing and nationally syndicated lending businesses. The added provision is being used to exit and resolve approximately $2.7 billion in related commitments that were moved to a separate loan run-off portfolio. Approximately $2.0 billion of these commitments were remaining as of September 30, of which $1.176 billion were funded. As write-downs on the run-off portfolio occur over time, the related allowance will not be replenished.

         The following table summarizes certain asset quality indicators, segregated between Key's continuing and run-off loan portfolios.

ASSET QUALITY INDICATORS


Asset Quality Indicators

                                                 Continuing Loan Portfolio     Run-off Loan Portfolio         Total Loan Portfolio
                                                 --------------------------   ----------------------------------------------------
dollars in millions                                   3Q01         2Q01            3Q01         2Q01            3Q01         2Q01
----------------------------------------------------------------------------------------------------------------------------------
Loans outstanding                                  $63,330      $65,270          $1,176       $1,423         $64,506      $66,693
Nonperforming loans at period end                      652          555             233          242             885          797
Net loan charge-offs                                   116          100              57           71             173          171
Net loan charge-offs to average loans                  .71  %       .61  %          N/M          N/M            1.04  %      1.02  %
Allowance for loan losses                           $1,002       $1,002            $172         $229          $1,174       $1,231
Allowance for loan losses to period-end loans         1.58  %      1.54  %        14.63  %     16.09  %         1.82  %      1.85  %

----------------------------------------------------------------------------------------------------------------------------------



N/M= Not Meaningful

KEYCORP REPORTS THIRD QUARTER 2001 EARNINGS
OCTOBER 17, 2001
PAGE 3




         The level of net loan charge-offs was essentially unchanged from the prior quarter and included $38 million of charge-offs on shared national credits. However, nonperforming loans increased by $88 million, reflecting the impact of continued economic weakness, particularly in the healthcare, structured finance and consumer portfolios.

CAPITAL

         Key's capital ratios continued to exceed all "well-capitalized" benchmarks at September 30, 2001. During the third quarter, Key repurchased 2.0 million of its common shares under an authorization that allows for the repurchase of up to 25 million shares. There were 16.8 million shares remaining for repurchase under this authorization as of September 30, 2001.

LINE OF BUSINESS RESULTS

         The following table summarizes the contribution made by each major line of business to Key's net income (loss) for the periods presented.

NET INCOME (LOSS) BY LINE OF BUSINESS





                                                                                              Percent Change 3Q01 vs.
                                                                                           -----------------------------
dollars in millions                                  3Q01          2Q01           3Q00           2Q01         3Q00
------------------------------------------------------------------------------------------------------------------------
Key Consumer Banking:
     Retail Banking                                $  88          $  73          $  79          20.5 %         11.4 %
     Home Equity and Consumer Finance(a)              19             17             16           11.8          18.8
Key Corporate Finance                                127            130            114           (2.3)         11.4
Key Capital Partners(b)                               18             12             26           50.0         (30.8)
Treasury and Other                                     3             (4)           (13)           N/M           N/M
                                                   -----          -----          -----          -----         -----
     Total segments                                  255            228            222           11.8          14.9
Reconciling items(c)                                  (6)          (388)          (101)
                                                   -----          -----          -----
     Total net income (loss)(d)                    $ 249          $(160)         $ 121
                                                   =====          =====          =====

-------------------------------------------------------------------------------------------------------------------------


(a) Second quarter 2001 results exclude a one-time cumulative charge of $39 million ($24 million after tax) resulting from a prescribed change, applicable to all companies, in the accounting for retained interests in securitized assets (See note (c) below).

(b) Noninterest income and expense attributable to Key Capital Partners is assigned to Retail Banking, Home Equity and Consumer Finance or Key Corporate Finance if one of those businesses is principally responsible for maintaining the relationship with the client that used Key Capital Partners' products and services. Key Capital Partners had net income of $27 million in the third quarter of 2001, $22 million in the second quarter of 2001 and $39 million in the third quarter of 2000 before its income and expense were reassigned.

(c) Reconciling items include certain strategic and nonrecurring items. In the second quarter of 2001 these items include an additional provision for loan losses recorded in connection with Key's decision to eliminate nonrelationship credit-only transactions and the write-down of goodwill associated with Key's decision to downsize its automobile finance business. For the third quarter of 2000, reconciling items include an additional provision for loan losses and nonrecurring charges recorded in connection with strategic actions being taken to improve Key's operating efficiency and profitability. Reconciling items also include charges related to unallocated nonearning assets of corporate support functions and the effect of the accounting change described in note (a) above.

(d) Key's management accounting system utilizes a methodology for loan loss provisioning by line of business that reflects credit quality expectations within each line of business over a normal business cycle. The "normalized provision for loan losses" assigned to each line as a result of this methodology does not necessarily coincide with net loan charge-offs at any given point in the cycle.

N/M = Not Meaningful

KEYCORP REPORTS THIRD QUARTER 2001 EARNINGS
OCTOBER 17, 2001
PAGE 4




KEY CONSUMER BANKING
Retail Banking (a division of Key Consumer Banking)

         Net income for Retail Banking was $88 million for the third quarter of 2001, up from $73 million in the previous quarter. The quarter-to-quarter improvement was attributable to an increase in total revenue, but also reflected a decrease in noninterest expense.

         Noninterest income rose by $22 million from the second quarter of 2001. This was largely the result of higher income from service charges on deposit accounts, which resulted from the implementation of new pricing under Key's competitiveness initiative. Net interest income decreased by $2 million due primarily to a less favorable interest rate spread on deposits. At the same time, noninterest expense was down $4 million, reflecting lower costs for personnel and computer processing.

Home Equity and Consumer Finance (a division of Key Consumer Banking)

         Net income for Home Equity and Consumer Finance was $19 million for the third quarter of 2001. This represents a $2 million increase from the prior quarter, after excluding a $24 million, one-time, second quarter charge pertaining to a prescribed change in the accounting for retained interests in securitized assets. Total revenue rose significantly from the prior quarter, reflecting increases in both net interest income and noninterest income. These improvements were substantially offset, however, by a rise in noninterest expense.

         The $5 million improvement in noninterest income was driven by net gains associated with loan sales and securitizations. Net interest income grew by $3 million, as a result of improved interest rate spreads. At the same time, noninterest expense rose by $6 million, reflecting higher costs for marketing and collections.

KEY CORPORATE FINANCE

         Net income for Key Corporate Finance was $127 million for the third quarter of 2001, down from $130 million in the previous quarter. The decline was due to lower revenue, partially offset by a reduction in noninterest expense.

         Net interest income declined by $2 million from the prior quarter due to a lower level of average loans. At the same time, noninterest income declined by $13 million as a significant increase in service charges on deposit accounts was more than offset by lower income from capital markets activities and a decrease in net gains from loan sales. The $10 million decline in noninterest expense reflects lower costs associated with capital markets activities and collections.

KEY CAPITAL PARTNERS

         Net income for Key Capital Partners was $18 million in the third quarter of 2001, up from $12 million in the second quarter. Prior to assigning revenue and expense to other business lines whose clients use products and services offered by Key Capital Partners, net income was $27 million in the third quarter of 2001, compared with $22 million last quarter.

KEYCORP REPORTS THIRD QUARTER 2001 EARNINGS
OCTOBER 17, 2001
PAGE 5


         Total revenue for Key Capital Partners increased by $2 million from the prior quarter. The improvement was driven by increases in revenue derived from brokerage and asset management services, and higher net gains from loan sales. Lower trading volume and losses, as well as decreases in revenue generated by investment banking services, foreign exchange and derivatives substantially offset these positive factors. These reductions were due primarily to the effects of more challenging securities markets and continued weakness in the overall economy. In addition, management estimates that third quarter revenue was reduced by approximately $5 million as a result of the temporary closing of the securities markets in the aftermath of the September 11 events. Noninterest expense decreased by $8 million from the second quarter, primarily due to lower personnel costs.

         Cleveland-based KeyCorp is one of the nation's largest bank-based financial services companies, with assets of approximately $84 billion. Key companies provide investment management, retail and commercial banking, retirement, consumer finance, and investment banking products and services to individuals and companies throughout the United States and, for certain businesses, internationally. The company's businesses deliver their products and services through KeyCenters and offices; a network of approximately 2,400 ATMs; telephone banking centers (1.800.KEY2YOU); and a Web site, Key.com(R) that provides account access and financial products 24 hours a day.

NOTES TO EDITORS:
A live Internet broadcast of KeyCorp's conference call to discuss quarterly earnings and currently anticipated earnings trends and to answer analysts' questions can be accessed through the Investor Relations section at www.Key.com/ir at 10:00 a.m. ET, on Wednesday, October 17, 2001. A tape of the call will be available until Wednesday, October 24.

For up-to-date company information, media contacts and facts and figures about Key's lines of business visit our Media Newsroom at www.Key.com/newsroom.


--------------------------------------------------------------------------------
This news release contains forward-looking statements that are subject to assumptions, risks and uncertainties. Actual results could differ materially from those contained in or implied by such forward-looking statements for a variety of factors including: changes in interest rates; continued weakness in the economy which could materially impact credit quality trends and the ability to generate loans; failure of the capital markets to function consistent with customary levels; delay in or inability to execute strategic initiatives designed to grow revenues and/or manage expenses; consummation of significant business combinations or divestitures; changes in law imposing new legal obligations or restrictions or unfavorable resolution of litigation; disruption in the economy or business operations or activities as a result of terrorist activities or military actions; and changes in accounting, tax or regulatory practices or requirements.
--------------------------------------------------------------------------------

                                       ###

KEYCORP REPORTS THIRD QUARTER 2001 RESULTS
OCTOBER 17, 2001
PAGE 6
                              FINANCIAL HIGHLIGHTS
                 (dollars in millions, except per share amounts)

                                                                                                THREE MONTHS ENDED
                                                                              -----------------------------------------------
                                                                                9-30-01           6-30-01           9-30-00
                                                                              -----------      -----------        -----------
SUMMARY OF OPERATIONS
     Net interest income (taxable equivalent)                                 $       730      $       719        $       691
     Noninterest income                                                               454              398                405
                                                                              -----------      -----------        -----------
        Total revenue (taxable equivalent)                                          1,184            1,117              1,096
     Provision for loan losses                                                        116              401                131
     Noninterest expense                                                              683              858                787
     Net income (loss)                                                                249             (160)               121
     Net income - core                                                                249               28                245

PER COMMON SHARE
     Net income (loss)                                                        $       .59      $      (.38)       $       .28
     Net income - core                                                                .59              .07                .57
     Net income (loss) - assuming dilution                                            .58             (.38)               .28
     Net income - assuming dilution - core                                            .58              .07                .57
     Cash dividends                                                                  .295             .295                .28
     Book value at period end                                                       15.53            15.02              15.26
     Market price at period end                                                     24.14            26.05              25.31

AT PERIOD END
     Full-time equivalent employees                                                21,297           21,742             22,457
     Branches                                                                         911              926                932

PERFORMANCE RATIOS
     Return on average total assets                                                  1.16 %           (.75)%              .57 %
     Return on average total assets - core                                           1.16              .13               1.16
     Return on average equity                                                       15.20            (9.67)              7.39
     Return on average equity - core                                                15.20             1.69              14.97
     Net interest margin (taxable equivalent)                                        3.85             3.77               3.68

CAPITAL RATIOS AT PERIOD END
     Equity to assets                                                                7.79 %           7.53 %             7.63 %
     Tangible equity to tangible assets                                              6.51             6.25               6.10
     Tier 1 risk-adjusted capital(a)                                                 7.81             7.71               7.59
     Total risk-adjusted capital(a)                                                 11.78            11.81              11.34
     Leverage(a)                                                                     7.92             7.68               7.73

ASSET QUALITY
     Net loan charge-offs                                                     $       173      $       171        $       104
     Net loan charge-offs to average loans                                           1.04 %           1.02 %              .63 %
     Allowance for loan losses                                                $     1,174      $     1,231        $     1,001
     Allowance for loan losses to period-end loans                                   1.82 %           1.85 %             1.51 %
     Allowance for loan losses to nonperforming loans                              132.66           154.45             169.09
     Nonperforming loans at period end                                        $       885      $       797        $       592
     Nonperforming assets at period end                                               913              823                617
     Nonperforming loans to period-end loans                                         1.37 %           1.20 %              .89 %
     Nonperforming assets to period-end loans plus
        OREO and other nonperforming assets                                          1.41             1.23                .93

 (a) 9-30-01 ratio is estimated.

KEYCORP REPORTS THIRD QUARTER 2001 RESULTS
OCTOBER 17, 2001
PAGE 7

                              FINANCIAL HIGHLIGHTS
                 (dollars in millions, except per share amounts)

                                                                                          NINE MONTHS ENDED
                                                                                   ---------------------------------
                                                                                      9-30-01            9-30-00
                                                                                   -------------       -------------
SUMMARY OF OPERATIONS
     Net interest income (taxable equivalent)                                        $    2,144        $    2,049
     Noninterest income                                                                   1,307             1,686
                                                                                     ----------        ----------
        Total revenue (taxable equivalent)                                                3,451             3,735
     Provision for loan losses                                                              627               382
     Noninterest expense                                                                  2,239             2,212
     Net income                                                                             306               736
     Net income - core                                                                      494               737

PER COMMON SHARE
     Net income                                                                      $      .72        $     1.69
     Net income - core                                                                     1.16              1.69
     Net income - assuming dilution                                                         .71              1.68
     Net income - assuming dilution - core                                                 1.15              1.69
     Cash dividends                                                                        .885               .84

PERFORMANCE RATIOS
     Return on average total assets                                                         .48 %            1.18 %
     Return on average total assets - core                                                  .77              1.18
     Return on average equity                                                              6.21             15.12
     Return on average equity - core                                                      10.03             15.15
     Net interest margin (taxable equivalent)                                              3.75              3.68

ASSET QUALITY
     Net loan charge-offs                                                            $      453        $      306
     Net loan charge-offs to average loans                                                  .91 %             .63 %




KEYCORP REPORTS THIRD QUARTER 2001 RESULTS
OCTOBER 17, 2001
PAGE 8
                            LINE OF BUSINESS RESULTS
                              (dollars in millions)

KEY CONSUMER BANKING
Retail Banking (a division of Key Consumer Banking)
                                                                                                      PERCENT CHANGE 3Q01 VS.
                                                                                                      -----------------------
                                                                          3Q01      2Q01      3Q00      2Q01        3Q00
                                                                         -------   -------   -------   -------     -------
SUMMARY OF OPERATIONS
     Net interest income (taxable equivalent)                            $   233   $   235   $   240       (.9)%      (2.9)%
     Noninterest income                                                      116        93        97      24.7        19.6
     Revenue sharing                                                          12        13        19      (7.7)      (36.8)
                                                                         -------   -------   -------   -------     -------
     Total revenue                                                           361       341       356       5.9         1.4
     Provision for loan losses(a)                                             12        12        12      --          --
     Noninterest expense                                                     196       200       202      (2.0)       (3.0)
     Expense sharing                                                           9         9        13      --         (30.8)
                                                                         -------   -------   -------   -------     -------
     Income (loss) before income taxes (taxable equivalent)                  144       120       129      20.0        11.6
     Allocated income taxes and taxable equivalent adjustments                56        47        50      19.1        12.0
                                                                         -------   -------   -------   -------     -------
     Net income (loss)                                                   $    88   $    73   $    79      20.5        11.4
                                                                         =======   =======   =======

     Percent of consolidated net income                                       35 %     N/M        65 %

     Net loan charge-offs(a)                                             $    15   $    16   $    17      (6.3)%     (11.8)%

AVERAGE BALANCES
     Loans                                                               $ 7,735   $ 7,766   $ 7,840       (.4)%      (1.3)%
     Total assets                                                          9,058     9,153     9,304      (1.0)       (2.6)
     Deposits                                                             30,892    32,000    32,188      (3.5)       (4.0)

OTHER FINANCIAL DATA
     Efficiency ratio                                                      46.11 %   49.86 %   49.24 %



Home Equity and Consumer Finance (a division of Key Consumer Banking)
                                                                                                            PERCENT CHANGE 3Q01 VS.
                                                                                                            -----------------------
                                                                           3Q01        2Q01        3Q00        2Q01       3Q00
                                                                         -------     -------     -------     -------    -------
SUMMARY OF OPERATIONS
     Net interest income (taxable equivalent)                            $   150     $   147     $   131         2.0 %     14.5 %
     Noninterest income                                                        4          (2)          5         N/M      (20.0)
     Revenue sharing                                                        --             1        --        (100.0)      --
                                                                         -------     -------     -------     -------    -------
     Total revenue                                                           154         146         136         5.5       13.2
     Provision for loan losses(a)                                             33          33          33        --         --
     Noninterest expense                                                      89          83          75         7.2       18.7
     Expense sharing                                                        --          --          --          --         --
                                                                         -------     -------     -------     -------    -------
     Income (loss) before income taxes (taxable equivalent)
        and accounting change                                                 32          30          28         6.7       14.3
     Allocated income taxes and taxable equivalent adjustments                13          13          12        --          8.3
                                                                         -------     -------     -------     -------    -------
     Income (loss) before accounting change                                   19          17          16        --         18.8
     Cumulative effect of accounting change                                 --           (24)       --        (100.0)      --
                                                                         -------     -------     -------     -------    -------
     Net income (loss)                                                   $    19     $    (7)    $    16         N/M       18.8
                                                                         =======     =======     =======

     Percent of consolidated net income                                        8 %       N/M          12 %

     Net loan charge-offs(a)                                             $    50     $    57     $    30       (12.3)%     66.7 %

AVERAGE BALANCES
     Loans                                                               $15,586     $15,775     $15,084        (1.2)%      3.3 %
     Total assets                                                         16,558      16,815      16,206        (1.5)       2.2
     Deposits                                                                213         135         164        57.8       29.9


KEYCORP REPORTS THIRD QUARTER 2001 RESULTS
OCTOBER 17, 2001
PAGE 9
                      LINE OF BUSINESS RESULTS (CONTINUED)
                              (dollars in millions)

KEY CORPORATE FINANCE
                                                                                                      PERCENT CHANGE 3Q01 VS.
                                                                                                      -----------------------
                                                                           3Q01      2Q01      3Q00       2Q01       3Q00
                                                                          -------   -------   -------   -------     -------
SUMMARY OF OPERATIONS
     Net interest income (taxable equivalent)                             $   351   $   353   $   334       (.6)%       5.1 %
     Noninterest income                                                        76        86        67     (11.6)       13.4
     Revenue sharing                                                           32        35        34      (8.6)       (5.9)
                                                                          -------   -------   -------   -------     -------
     Total revenue                                                            459       474       435      (3.2)        5.5
     Provision for loan losses(a)                                              52        52        50      --           4.0
     Noninterest expense                                                      184       191       180      (3.7)        2.2
     Expense sharing                                                           18        21        21     (14.3)      (14.3)
                                                                          -------   -------   -------   -------     -------
     Income (loss) before income taxes (taxable equivalent)                   205       210       184      (2.4)       11.4
     Allocated income taxes and taxable equivalent adjustments                 78        80        70      (2.5)       11.4
                                                                          -------   -------   -------   -------     -------
     Net income (loss)                                                    $   127   $   130   $   114      (2.3)       11.4
                                                                          =======   =======   =======

     Percent of consolidated net income                                        51 %     N/M        94 %

     Net loan charge-offs(a)                                              $    99   $    87   $    56      13.8 %      76.8 %

AVERAGE BALANCES
     Loans                                                                $35,545   $35,888   $34,826      (1.0)%       2.1 %
     Total assets                                                          37,377    37,653    36,618       (.7)        2.1
     Deposits                                                               6,637     6,508     6,482       2.0         2.4



KEY CAPITAL PARTNERS
                                                                                                     PERCENT CHANGE 3Q01 VS.
                                                                                                     -----------------------
                                                                       3Q01        2Q01       3Q00       2Q01        3Q00
                                                                      -------    -------    -------    -------     -------
SUMMARY OF OPERATIONS
     Net interest income (taxable equivalent)                         $    53    $    52    $    54        1.9 %      (1.9)%
     Noninterest income                                                   233        237        237       (1.7)       (1.7)
     Revenue sharing                                                      (44)       (49)       (53)     (10.2)      (17.0)
                                                                      -------    -------    -------    -------     -------
     Total revenue                                                        242        240        238         .8         1.7
     Provision for loan losses(a)                                           3          3          2       --          50.0
     Noninterest expense                                                  233        244        225       (4.5)        3.6
     Expense sharing                                                      (27)       (30)       (34)     (10.0)      (20.6)
                                                                      -------    -------    -------    -------     -------
     Income (loss) before income taxes (taxable equivalent)                33         23         45       43.5       (26.7)
     Allocated income taxes and taxable equivalent adjustments             15         11         19       36.4       (21.1)
                                                                      -------    -------    -------    -------     -------
     Net income (loss)                                                $    18    $    12    $    26       50.0       (30.8)
                                                                      =======    =======    =======

     Percent of consolidated net income                                     7 %      N/M         22 %

     Net loan charge-offs(a)                                          $     4    $     7    $     2      (42.9)%     100.0 %

AVERAGE BALANCES
     Loans                                                            $ 5,456    $ 5,487    $ 5,424        (.6)%        .6 %
     Total assets                                                       9,195      9,266      8,945        (.8)        2.8
     Deposits                                                           3,466      3,805      3,378       (8.9)        2.6


 (a) Key's management accounting system utilizes a methodology for loan loss provisioning by line of business that reflects credit quality expectations within each line of business over a normal business cycle. The "normalized provision for loan losses" assigned to each line as a result of this methodology does not necessarily coincide with net loan charge-offs at any given point in the cycle.

 N/M = Not Meaningful

KEYCORP REPORTS THIRD QUARTER 2001 RESULTS
OCTOBER 17, 2001
PAGE 10

                           CONSOLIDATED BALANCE SHEETS
                              (dollars in millions)


                                                                                 9-30-01              6-30-01              9-30-00
                                                                                ---------            ---------            ---------
ASSETS
     Loans                                                                      $  64,506            $  66,693            $  66,299
     Investment securities                                                          1,174                1,171                1,253
     Securities available for sale                                                  6,471                6,706                6,664
     Short-term investments                                                         1,792                1,961                1,570
                                                                                ---------            ---------            ---------
        Total earning assets                                                       73,943               76,531               75,786
     Allowance for loan losses                                                     (1,174)              (1,231)              (1,001)
     Cash and due from banks                                                        2,803                2,781                2,691
     Premises and equipment                                                           682                  694                  711
     Goodwill                                                                       1,121                1,141                1,339
     Other intangible assets                                                           34                   36                   48
     Corporate-owned life insurance                                                 2,289                2,265                2,185
     Accrued income and other assets                                                4,721                3,621                3,741
                                                                                ---------            ---------            ---------
        TOTAL ASSETS                                                            $  84,419            $  85,838            $  85,500
                                                                                =========            =========            =========



LIABILITIES
     Deposits in domestic offices:
        Noninterest-bearing                                                     $   8,643            $   8,376            $   8,386
        Interest-bearing                                                           33,526               33,986               35,016
     Deposits in foreign office-interest-bearing                                    3,203                3,381                4,407
                                                                                ---------            ---------            ---------
        Total deposits                                                             45,372               45,743               47,809
     Federal funds purchased and securities
        sold under repurchase agreements                                            4,367                5,919                5,324
     Bank notes and other short-term borrowings                                     6,040                7,128                6,407
     Accrued expense and other liabilities                                          5,622                4,627                4,397
     Long-term debt                                                                15,114               14,675               13,800
     Capital securities of subsidiary trusts                                        1,329                1,279                1,243
                                                                                ---------            ---------            ---------
        TOTAL LIABILITIES                                                          77,844               79,371               78,980


SHAREHOLDERS' EQUITY                                                                6,575                6,467                6,520


                                                                                ---------            ---------            ---------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                      $  84,419            $  85,838            $  85,500
                                                                                =========            =========            =========

Common shares outstanding (000)                                                   423,427              424,958              427,260


KEYCORP REPORTS THIRD QUARTER 2001 RESULTS
OCTOBER 17, 2001
PAGE 11

                                                 CONSOLIDATED STATEMENTS OF INCOME
                                          (dollars in millions, except per share amounts)


                                                                            THREE MONTHS ENDED                 NINE MONTHS ENDED
                                                                   ----------------------------------       -----------------------
                                                                    9-30-01     6-30-01      9-30-00         9-30-01      9-30-00
                                                                   ---------   ---------    ---------       ---------    ---------
INTEREST INCOME                                                    $   1,380   $   1,467    $   1,596       $   4,417    $   4,625

INTEREST EXPENSE                                                         656         754          912           2,292        2,597

                                                                   ---------   ---------    ---------       ---------    ---------
NET INTEREST INCOME                                                      724         713          684           2,125        2,028
Provision for loan losses                                                116         401          131             627          382
                                                                   ---------   ---------    ---------       ---------    ---------
                                                                         608         312          553           1,498        1,646

NONINTEREST INCOME
     Trust and investment services income                                140         132          148             413          458
     Investment banking and capital markets income                        46          72           91             183          278
     Service charges on deposit accounts                                 107          90           85             281          256
     Corporate-owned life insurance income                                28          27           28              82           78
     Letter of credit and loan fees                                       27          30           26              86           73
     Net securities gains (losses)                                         2           8          (50)             36          (47)
     Gains from divestitures                                            --          --           --              --            332
     Other income                                                        104          39           77             226          258
                                                                   ---------   ---------    ---------       ---------    ---------
        Total noninterest income                                         454         398          405           1,307        1,686

NONINTEREST EXPENSE
     Personnel                                                           334         345          342           1,043        1,085
     Net occupancy                                                        60          56           55             173          168
     Computer processing                                                  62          63           59             187          178
     Equipment                                                            37          40           41             115          131
     Marketing                                                            31          29           29              87           82
     Amortization of intangibles                                          22         174           26             222           76
     Professional fees                                                    26          19           30              63           70
     Restructuring charges                                              --          --            102              (4)         109
     Other expense                                                       111         132          103             353          313
                                                                   ---------   ---------    ---------       ---------    ---------
        Total noninterest expense                                        683         858          787           2,239        2,212
                                                                   ---------   ---------    ---------       ---------    ---------

INCOME (LOSS) BEFORE INCOME TAXES AND CUMULATIVE EFFECT
     OF ACCOUNTING CHANGES                                               379        (148)         171             566        1,120
     Income taxes                                                        130         (12)          50             235          384
                                                                   ---------   ---------    ---------       ---------    ---------

INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGES             249        (136)         121             331          736
Cumulative effect of accounting changes, net of tax                     --           (24)        --               (25)        --
                                                                   ---------   ---------    ---------       ---------    ---------
NET INCOME (LOSS)                                                  $     249   $    (160)   $     121       $     306    $     736
                                                                   =========   =========    =========       =========    =========

Per common share
Income (loss) before cumulative effect of accounting changes       $     .59   $    (.32)   $     .28        $     .78    $    1.69
Net income (loss)                                                        .59        (.38)         .28              .72         1.69

Per common share-assuming dilution
Income (loss) before cumulative effect of accounting changes       $     .58   $    (.32)   $     .28        $     .77    $    1.69
Net income (loss)                                                        .58        (.38)         .28              .71         1.68

Weighted average common shares outstanding (000)                     424,802     424,675      429,584          424,503      435,156
Weighted average common shares and potential
    common shares outstanding (000)                                  430,346     424,675      431,972          430,009      437,231

Taxable-equivalent adjustment                                      $       6   $       6    $       7        $      19    $      21

KEYCORP REPORTS THIRD QUARTER 2001 RESULTS
OCTOBER 17, 2001
PAGE 12

                   CONSOLIDATED AVERAGE BALANCE SHEETS, NET INTEREST INCOME AND YIELDS/RATES
                                             (dollars in millions)

                                                                                 THIRD QUARTER 2001
                                                                      ---------------------------------------
                                                                         AVERAGE
                                                                         BALANCE     INTEREST    YIELD/RATE
                                                                      ---------------------------------------
ASSETS
        Loans:(a,b)
        Commercial, financial and agricultural                           $19,338         $324          6.63 %
        Real estate -- commercial mortgage                                 6,813          123          7.20
        Real estate -- construction                                        5,859          101          6.87
        Commercial lease financing                                         6,995          117          6.68
                                                                      -----------     --------    ----------
               Total commercial loans                                     39,005          665          6.77
        Real estate -- residential                                         3,826           71          7.42
        Home equity                                                       10,777          228          8.38
        Consumer - direct                                                  2,409           56          9.34
        Consumer - indirect lease financing                                2,557           54          8.30
        Consumer - indirect other                                          5,494          132          9.60
                                                                      -----------     --------    ----------
               Total consumer loans                                       25,063          541          8.58
        Loans held for sale                                                2,130           38          7.17
                                                                      -----------     --------    ----------
               Total loans                                                66,198        1,244          7.47
        Taxable investment securities                                        925            8          3.44
        Tax-exempt investment securities(a)                                  258            5          8.65
                                                                      -----------     --------    ----------
               Total investment securities                                 1,183           13          4.57
        Securities available for sale(a,c)                                 6,565          114          6.99
        Short-term investments                                             1,741           15          3.57
                                                                      -----------     --------    ----------
               Total earning assets                                       75,687        1,386          7.29
        Allowance for loan losses                                         (1,204)
        Accrued income and other assets                                   10,396
                                                                      -----------
               TOTAL ASSETS                                              $84,879
                                                                      ===========

LIABILITIES
        Money market deposit accounts                                    $12,522           55          1.72
        Savings deposits                                                   1,936            5          1.01
        NOW accounts                                                         611            2          1.41
        Certificates of deposit ($100,000 or more)(d)                      4,800           67          5.53
        Other time deposits                                               13,703          184          5.33
        Deposits in foreign office                                         3,399           30          3.57
                                                                      -----------     --------    ----------
               Total interest-bearing deposits                            36,971          343          3.68
        Federal funds purchased and securities
               sold under repurchase agreements                            6,078           52          3.37
        Bank notes and other short-term borrowings(d)                      6,230           61          3.95
        Long-term debt, including capital securities(d,e)                 15,991          200          4.97
                                                                      -----------     --------    ----------
               Total interest-bearing liabilities                         65,270          656          3.99
                                                                      -----------     --------    ----------
        Noninterest-bearing deposits                                       8,262
        Accrued expense and other liabilities                              4,848
                                                                      -----------
        Total liabilities                                                 78,380

SHAREHOLDERS' EQUITY                                                       6,499

                                                                      -----------
               TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                $84,879
                                                                      ===========

Interest rate spread (TE)                                                                              3.30 %
                                                                                                  ==========
Net interest income (TE) and net
        interest margin (TE)                                                             $730          3.85 %
                                                                                      ========    ==========

Capital securities                                                        $1,305          $21
Taxable-equivalent adjustment(a)                                                            6


                                                                                 SECOND QUARTER 2001
                                                                      ----------------------------------------
                                                                           AVERAGE
                                                                           BALANCE     INTEREST    YIELD/RATE
                                                                      ----------------------------------------
ASSETS
        Loans:(a,b)
        Commercial, financial and agricultural                             $20,030         $361          7.24 %
        Real estate -- commercial mortgage                                   6,837          135          7.91
        Real estate -- construction                                          5,504          108          7.81
        Commercial lease financing                                           6,990          120          6.86
                                                                      -------------    ---------     ---------
               Total commercial loans                                       39,361          724          7.37
        Real estate -- residential                                           4,065           79          7.81
        Home equity                                                         10,459          228          8.74
        Consumer - direct                                                    2,458           60          9.74
        Consumer - indirect lease financing                                  2,778           57          8.27
        Consumer - indirect other                                            5,593          134          9.61
                                                                      -------------    ---------     ---------
               Total consumer loans                                         25,353          558          8.83
        Loans held for sale                                                  2,240           43          7.69
                                                                      -------------    ---------     ---------
               Total loans                                                  66,954        1,325          7.93
        Taxable investment securities                                          911            8          3.41
        Tax-exempt investment securities(a)                                    297            6          8.79
                                                                      -------------    ---------     ---------
               Total investment securities                                   1,208           14          4.74
        Securities available for sale(a,c)                                   6,572          115          6.99
        Short-term investments                                               1,812           19          4.19
                                                                      -------------    ---------     ---------
               Total earning assets                                         76,546        1,473          7.71
        Allowance for loan losses                                             (988)
        Accrued income and other assets                                     10,429
                                                                      -------------
               TOTAL ASSETS                                                $85,987
                                                                      =============

LIABILITIES
        Money market deposit accounts                                      $12,296           67          2.22
        Savings deposits                                                     1,969            5          1.06
        NOW accounts                                                           610            3          1.50
        Certificates of deposit ($100,000 or more)(d)                        5,571           81          5.85
        Other time deposits                                                 14,479          209          5.77
        Deposits in foreign office                                           2,173           23          4.27
                                                                      -------------    ---------     ---------
               Total interest-bearing deposits                              37,098          388          4.20
        Federal funds purchased and securities
               sold under repurchase agreements                              5,177           52          4.06
        Bank notes and other short-term borrowings(d)                        8,016           94          4.67
        Long-term debt, including capital securities(d,e)                   16,068          220          5.49
                                                                      -------------    ---------     ---------
               Total interest-bearing liabilities                           66,359          754          4.56
                                                                      -------------    ---------     ---------
        Noninterest-bearing deposits                                         8,213
        Accrued expense and other liabilities                                4,779
                                                                      -------------
        Total liabilities                                                   79,351

SHAREHOLDERS' EQUITY                                                         6,636

                                                                      -------------
               TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                  $85,987
                                                                      =============

Interest rate spread (TE)                                                                                3.15 %
                                                                                                     =========
Net interest income (TE) and net
        interest margin (TE)                                                               $719          3.77 %
                                                                                       =========     =========

Capital securities                                                          $1,292          $23
Taxable-equivalent adjustment(a)                                                              6


                                                                                THIRD QUARTER 2000
                                                                      ---------------------------------------
                                                                           AVERAGE
                                                                           BALANCE   INTEREST     YIELD/RATE
                                                                      ---------------------------------------
ASSETS
        Loans:(a,b)
        Commercial, financial and agricultural                             $19,647       $434           8.87 %
        Real estate -- commercial mortgage                                   6,932        160           9.29
        Real estate -- construction                                          4,866        121           9.98
        Commercial lease financing                                           6,861        122           7.14
                                                                      -------------    -------     ----------
               Total commercial loans                                       38,306        837           8.78
        Real estate -- residential                                           4,273         80           7.51
        Home equity                                                          9,095        219           9.68
        Consumer - direct                                                    2,595         68          10.50
        Consumer - indirect lease financing                                  3,052         62           8.08
        Consumer - indirect other                                            5,952        142           9.55
                                                                      -------------    -------     ----------
               Total consumer loans                                         24,967        571           9.17
        Loans held for sale                                                  2,504         56           8.96
                                                                      -------------    -------     ----------
               Total loans                                                  65,777      1,464           8.93
        Taxable investment securities                                          787          8           3.63
        Tax-exempt investment securities(a)                                    369          7           8.12
                                                                      -------------    -------     ----------
               Total investment securities                                   1,156         15           5.06
        Securities available for sale(a,c)                                   6,275        107           6.67
        Short-term investments                                               1,501         17           4.76
                                                                      -------------    -------     ----------
               Total earning assets                                         74,709      1,603           8.61
        Allowance for loan losses                                             (969)
        Accrued income and other assets                                     10,365
                                                                      -------------
               TOTAL ASSETS                                                $84,105
                                                                      =============

LIABILITIES
        Money market deposit accounts                                      $11,956        102           3.43
        Savings deposits                                                     2,151          8           1.49
        NOW accounts                                                           592          2           1.59
        Certificates of deposit ($100,000 or more)(d)                        5,269         84           6.40
        Other time deposits                                                 14,634        218           6.01
        Deposits in foreign office                                           2,860         48           6.70
                                                                      -------------    -------     ----------
               Total interest-bearing deposits                              37,462        462           4.96
        Federal funds purchased and securities
               sold under repurchase agreements                              5,746         88           6.17
        Bank notes and other short-term borrowings(d)                        6,403         99           6.19
        Long-term debt, including capital securities(d,e)                   15,356        263           6.91
                                                                      -------------    -------     ----------
               Total interest-bearing liabilities                           64,967        912           5.65
                                                                      -------------    -------     ----------
        Noninterest-bearing deposits                                         8,377
        Accrued expense and other liabilities                                4,248
                                                                      -------------
        Total liabilities                                                   77,592

SHAREHOLDERS' EQUITY                                                         6,513

                                                                      -------------
               TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                  $84,105
                                                                      =============

Interest rate spread (TE)                                                                               2.96 %
                                                                                                   ==========
Net interest income (TE) and net
        interest margin (TE)                                                             $691           3.68 %
                                                                                       =======     ==========

Capital securities                                                          $1,243        $24
Taxable-equivalent adjustment(a)                                                            7



(a) Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory Federal income tax rate of 35%.

(b) For purposes of these computations, nonaccrual loans are included in average loan balances.

(c)  Yield is calculated on the basis of amortized cost.

(d)  Rate calculation excludes basis adjustments related to fair value hedges.

(e)  Rate calculation excludes ESOP debt.

TE = Taxable Equivalent